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                                                                    Exhibit 23.3

                              CONSENT OF COUNSEL


     We consent to use of our firm's name and to statements with respect to our firm, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this Registration Statement.



                                     /s/ Hall Dickler Kent Goldstein & Wood, LLP
                                     -------------------------------------------

New York, New York
February 13, 2001